Exhibit 10.2 Grace R. den Hartog Senior Vice President, General Counsel & Corporate Secretary Direct Dial: 804.723.7945 heath.galloway@owens-minor.com May 6, 2015 VIA ELECTRONIC (rsimon@vedderprice.com) AND FIRST CLASS MAIL Paul Cody Phipps c/o Vedder Price P.C. 222 North LaSalle Street Chicago, Illinois 60601 Re: Offer of Employment Dear Cody: I am pleased to extend you an offer of employment to join Owens & Minor as the Company’s President and Chief Executive Officer. The details of this employment offer are set forth in the enclosed Owens & Minor, Inc. Executive Employment Term Sheet. Please note that our offer of employment would not be effective until May 20, 2015, when the Board officially considers your appointment as President and CEO. We ask that you confirm your receipt of this offer and accept the terms of employment by counter signing the Term Sheet and returning it to me on or before Friday, May 8, 2015. Cody, the Board is truly excited to extend you this offer and look forward to your joining the Company. If you have any questions whatsoever, please do not hesitate to contact me. Sincerely, /s/: Grace R. den Hartog Grace R. den Hartog

Page 1 of 4 Owens & Minor, Inc. Executive Employment Term Sheet Set forth herein (the “Term Sheet”) are the management compensation and employment terms by which the undersigned parties agree to abide upon the consummation of the contemplated employment relationship between the parties. The offer of employment under this Term Sheet is conditioned on the satisfactory completion of background and drug screens, as well as an executive-level physical examination completed no earlier than 90 days prior to the commencement of employment (each a “Condition”). Employer For payroll purposes, Owens & Minor Medical, Inc., a wholly owned subsidiary of Owens & Minor, Inc. (collectively “O&M” or the “Company”). Employee Paul Cody Phipps (“Executive”). Position President and Chief Executive Officer of O&M, reporting to the Board of Directors of Owens & Minor, Inc (the “O&M Board”).1 Start Date July 1, 2015. Term The employment relationship will not be subject to any contract or for any defined period, and will be of indefinite duration and terminable at-will, subject to this Term Sheet. Base Salary $900,000.00 (Annual). Base Salary for calendar year 2015 shall be pro- rated to account for the employment Start Date. Annual Bonus Executive shall be eligible for a performance-based annual cash bonus as detailed in the attached 2015 Executive Incentive Plan,2 provided that Executive’s target bonus shall be equal to 125% of annual base salary. Guaranteed payment of full target bonus for calendar year 2015 ($1,125,000.00), with accelerated payment of 50% of 2015 bonus ($562,500.00) within 30 days after commencement of employment. Acceptance Incentive On the Start Date, a special one-time grant of O&M restricted stock award in the amount of $5,000,000,3 which shall vest over five (5) years at the rate of 20% per year beginning on the first anniversary of the commencement of employment, provided, however, that there shall be 100% vesting acceleration upon any termination of Executive’s employment by the Company without Cause, by Executive for Good 1 Executive will be nominated as a director for the O&M Board and nominated, elected and/or appointed, as applicable, to the appropriate boards of directors of O&M entities in accordance with O&M policy and practice commensurate with Executive’s position at the Company. 2 Future annual incentive plans for all executives may be revised by O&M, subject to agreement from the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). 3 All stock award values will be based on closing market stock prices as of the date of such award and will be made subject to applicable grant agreements, sample copies of which are attached hereto, as modified to conform with this Term Sheet if required.

Page 2 of 4 Reason (whether before or after a Change in Control), or due to Executive’s death or Disability. For purposes of this Term Sheet, “Cause”, “Disability” and “Good Reason” shall have the meanings set forth under the sample restricted stock agreement attached hereto. Long-Term Incentives On the Start Date, a 2015 annual grant of O&M performance shares in the face amount of $2,000,000 and a 2015 annual grant of O&M restricted stock in the face amount of $2,000,000.4 Long-term Incentives’ grant value for calendar year 2015 shall be pro-rated to account for the employment Start Date. Employee Benefits Eligible to participate in the employee benefits plans made available to senior executives of the Company generally, in accordance with the terms of the applicable plan or program documents. Benefits include, inter alia, health and dental insurance programs; 401(k) retirement plan, executive deferred compensation plan; basic and supplemental life insurance programs; and short-term and long-term disability programs. Executive Medical Eligible for a company-paid, complete executive physical (Annual) and company-paid membership in a medical concierge service (e.g. Partner MD). Vacation Four (4) weeks of paid vacation in the first year of employment, with increases thereafter. Car Allowance Eligible to lease a vehicle for up to, or receive a car allowance of, $1000 (Monthly). Tax, Financial Planning Eligible for a $15,000 (Annual) allowance for tax and financial planning from a firm of Executive’s choice (excluding KPMG). Expenses Company to reimburse all of Executive’s business expenses incurred during employment pursuant to applicable policy. Company to pay Executive’s reasonable professional fees incurred to negotiate and prepare this Term Sheet and all related agreements. Relocation Executive shall be reimbursed for all reasonable expenses incurred by Executive to relocate himself and his family to the vicinity of the Company’s offices in accordance with O&M’s relocation policies and practices applicable to senior executives of the Company. Severance Executive to participate in the Company Officer Severance Policy Terms, except that for any termination by the Company without Cause occurring 4 Performance share metrics for calendar year 2015 shall be the same as those set for other O&M officers, as detailed in the attached 2015 Performance Share Goals and Metrics and applicable performance share agreement. Future annual equity programs for all executives may be revised by O&M, subject to agreement from the Compensation Committee.

Page 3 of 4 on or before the second anniversary of the Start Date (the “Initial Period”), Executive’s severance will not be less than the aggregate of: (i) the sum of 18 months of Executive’s Base Salary and an amount equal to 1.5 times Executive’s Target Bonus payable in monthly installments, plus (ii) a pro-rated bonus for the year of termination based on actual performance results (with any subjective goals deemed satisfied at Target), plus (iii) any unpaid earned completed prior year bonus, plus (iv) 18 months of covered benefits, plus (v) outplacement, tax preparation and financial counseling benefits as provided under the Company Officer Severance Policy Terms.5 Any termination of Executive’s employment with the Company following the expiration of the Initial Period shall be subject to the Company’s executive severance policy existing at the time of such termination, and Executive shall be entitled to severance benefits only in accordance with such policy. Change in Control Executive and the Company shall enter into an executive severance agreement as a Category A officer in form and substance substantially similar (and not less favorable to Executive) to the attached draft Executive Severance Agreement, except that the Company will not give Executive a notice of non-renewal of the term of the executive severance agreement such that said term expires prior to the expiration of the Initial Period. Indemnification; Insurance Executive will be indemnified and held harmless for all acts and omissions to act during employment or service as a member of the Board to the fullest extent permitted under the O&M charter, by-laws and applicable law. At all times during which Executive may be subject to a covered liability, Executive will be included as an insured under any contract of directors and officers liability insurance that covers other members of the Board. Governing Law This Term Sheet shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflict of laws. By signing below, the parties agree that this Term Sheet is binding on the parties with the employment terms to take effect as of the date that the employment relationship contemplated hereby commences, and is subject to the Conditions. In the event the contemplated employment herein is not consummated by mutual agreement of the parties or Executive’s failure to satisfy any Condition, this Term Sheet shall become null and void and of no effect. SIGNATURE PAGE FOLLOWS 5 All severance payments made or benefits afforded to Executive pursuant to this Term Sheet shall be provided in accordance with applicable laws and regulations applicable to such payments and/or benefits.

Page 4 of 4 Paul Cody Phipps Owens & Minor Medical, Inc. /s/: Paul C. Phipps By: /s/: Grace R. den Hartog Date: May 6, 2015 Name: Grace R. den Hartog Its: Senior Vice President, General Counsel & Corporate Secretary Date: May 6, 2015 Should you accept employment with the Company, you certify your understanding that your employment will be on an at-will basis, subject to the terms of this Term Sheet. As an at-will employee, you will be free to terminate your employment with the Company at any time, with or without cause or advance notice. Likewise, the Company will have the right to terminate your employment at any time, for any legal reason or no reason, and with or without advance notice. This at-will relationship and this Term Sheet can only be modified by a written document signed by a corporate officer and you.